UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON,  D.  C.  20549  -  1004

                                    FORM  8-K

CURRENT  REPORT  PURSUANT  TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF  1934

DATE  OF  REPORT  (DATE  OF  EARLIEST  EVENT  REPORTED)   JANUARY  08,  2002
                                                          -------------------
                        COMMISSION  FILE  NUMBER  0-2413
                                                  ------
                          MACDERMID,  INCORPORATED
                          -----------------------
             (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)

          CONNECTICUT                             06-0435750
          -----------                             ----------
(STATE  OR  OTHER  JURISDICTION  OF              (I.R.S.  EMPLOYER
 INCORPORATION  OR  ORGANIZATION)              IDENTIFICATION  NO.)

245  FREIGHT  STREET,  WATERBURY,  CONNECTICUT            06702
-----------------------------------------------------------
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)           (ZIP  CODE)

REGISTRANT'S  TELEPHONE  NUMBER,  INCLUDING  AREA  CODE  (203)  575-5700
                                                         --------------
                               NONE
               ---------------------------------
FORMER  NAME,  FORMER  ADDRESS  AND  FORMER  FISCAL  YEAR,  IF  CHANGED
SINCE  LAST  REPORT.



INDICATE  BY  CHECK  MARK  WHETHER  THE  REGISTRANT  (1)  HAS  FILED ALL REPORTS
REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.
                                                    YES   X     NO
                                                        -------    ------.

ITEM  5:  OTHER  EVENTS

     MACDERMID,  INCORPORATED  ISSUED  ITS  PRESS  RELEASE  ON  JANUARY  08,
2002.
REFER  TO  THE  PRESS  RELEASE  DATED JANUARY 08, 2002 ATTACHED AS EXHIBIT 99 TO
THIS
FILING.



SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

 MACDERMID,  INCORPORATED
  (REGISTRANT)


DATE:  JANUARY  08,  2002                               /s/  John  L.  Cordani
                                                         Vice President, General
Counsel
                                                         and  Secretary










LOGO
MACDERMID  INCORPORATED  NEWSLINE
WATERBURY,  CT  06720-9984
TEL  (203)  575-5700
OFFICES  LOCATED  WORLDWIDE.


                             WATERBURY, CONNECTICUT
                                 JANUARY 8, 2002
                              FOR IMMEDIATE RELEASE



MACDERMID, INC. NAMES JOHN MALFETTONE EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

JANUARY 8, 2002, WATERBURY. CT - John Malfettone, has been named Executive Vice President and Chief Financial Officer of MacDermid, Inc. (NYSE: MRD), effective today, according to Daniel Leever, Chairman and Chief Executive Officer. The addition of Malfettone to the MacDermid Executive team is a key component of the Corporation's plan to build capacity to manage strategic expansion initiatives.

Malfettone comes to MacDermid from General Electric where he served, most recently as Managing Director of GE Equity, the private equity arm of GE. As leader of the Commercial Services Group, John was responsible for evaluation, investment and management of a wide range of portfolio companies in which GE has taken ownership positions. Since 1990 he served in various key executive leadership positions within GE. His roles included Vice President and Controller for GE Capital, and Vice President of Finance within the Office of the Executive Vice President at GE Capital.

MacDermid has grown dramatically over the past decade, primarily through acquisitions. The Company's size, scope and complexity require adoption of world class business processes, systematic management and financial practices. Malfettone's broad experience with such world class practices will help tremendously in this effort. He will be responsible for MacDermid's worldwide financial operations including treasury and taxes, investor relations, internal audit, risk management, information systems and business development. His past experiences at GE will help strengthen the acquisition and integration process.

Prior to GE, Malfettone joined KPMG Peat Marwick in 1977, earned his CPA in 1978, and was elected a partner of the firm in 1988. While at KPMG, his client list included Fortune 500 manufacturing companies and computer service businesses. He served as Partner-In-Charge of the Stamford/White Plains Computer Audit Practice.

According to Dan Leever, Chairman and CEO of MacDermid, "We are delighted to welcome John Malfettone to MacDermid's Corporate Executive team. Our recent dramatic growth has challenged our management capacity. John's role in finance at GE give him the world class business process background vital to our future growth. He experienced first hand at GE Equity, the entrepreneurial approach very similar to the MacDermid operating philosophy. "John is well known for his strong leadership and ability to build teams. This excellent track record, combined with his experience in finance and operations will serve us well as we take MacDermid to the next level," Leever said. According to Leever, "John is another example of the type of high powered executive that MacDermid will be bringing on board in order to enhance our current leadership team."

Malfettone earned his B.S. in Accounting from the University of Connecticut. He is married with 5 children and lives in Trumbull, CT, where he is an active member of his community.

MacDermid, Inc. was founded in Waterbury, CT in 1922, and is traded on the NYSE under symbol MRD. The company has annual sales of approximately $900 million, and is a specialty chemical and materials manufacturer operating globally in a number of industrial markets.

Source:  MacDermid,  Inc.

Web  site:  http://www.macdermid.com
            ------------------------




                                        NYSE - MRD
                                   CUSIP  554273  10  2


JANUARY  08,  2002

This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation's future business prospects. Investors should also be aware of factors which could have a negative impact on those prospects. These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.